LookSmart Secures Chief Executive Officer

Chief Financial Officer Departs;

Acting Chief Financial Officer Appointed

SAN FRANCISCO, Jan 28, 2008 -- LookSmart, Ltd. (NASDAQ:LOOK), an online advertising and technology solutions company, today announced that Edward (Ted) West, interim President and Chief Executive Officer of LookSmart since August 2007, has been appointed President and Chief Executive Officer of the Company. Mr. West will continue to serve as Chair of the Company's Board of Directors.

"I continue to be excited by LookSmart's people, products and opportunities and am delighted to assume the position of Chief Executive Officer in a permanent capacity," said Ted West, President and Chief Executive Officer of LookSmart. "Since assuming the role of Interim CEO of LookSmart, we have strategically realigned the business with a simultaneous emphasis on the needs of online advertisers and publishers, rationalized our leadership and cost structure and demonstrated our commitment to enhancing shareholder value. The result of these actions is a more streamlined, efficient and focused organization. I am confident in the strategic direction of the Company and I look forward to continuing to execute on our vision and strategic plan to put LookSmart on the path to superior growth and sustainable profitability."

LookSmart also announced that the employment of William J. Bush, the Company's Chief Financial Officer has ended effective January 24, 2008. R. Brian Gibson, LookSmart's Principal Accounting Officer, has been appointed the acting Chief Financial Officer of the Company until a Chief Financial Officer is named.

Mr. West continued, "Brian has more than two decades of senior level finance experience with high growth technology companies which includes specific expertise in finance, accounting, operations and information technology. We are pleased to have someone with Brian's expertise and capabilities to continue the financial leadership of our Company while we conduct a search for a permanent replacement."

Mr. Gibson joined LookSmart in August 2006 as its Vice President, Finance and Controller, and was promoted to Principal Accounting Officer in July 2007. Prior to joining LookSmart, Mr. Gibson served as Vice President of Finance for Sensage, Inc. a Security Information Management solutions provider. In this capacity, Mr. Gibson was responsible for all finance and accounting functions, information technology, operations, human resources and legal. Prior to Sensage, Mr. Gibson held a senior operational role at Homestore, Inc. (Nasdaq: HOMS), a supplier of on-line media and technology solutions to the home and real estate industries and held senior financial and operational roles at Internet Pictures Corp. (Nasdaq: IPIX), a imaging software and services provider. Mr. Gibson is a licensed Chartered Accountant in Ontario, Canada.

About LookSmart, Ltd.

LookSmart is an online advertising and technology company that provides performance solutions for online advertisers and publishers. LookSmart offers advertisers targeted, pay-per-click (PPC) search advertising, contextual search advertising, and display banner advertising via its Advertiser Networks; and an Ad Center platform for customizable private-label advertiser solutions for online publishers. LookSmart is based in San Francisco, California. For more information, visit www.looksmart.com or call 415-348-7500.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our business prospects. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that we may be unable to gain or maintain customer acceptance of our publisher solutions or ad backfill products, that existing and potential customers for our products may opt to work with, or favor the products of, others due to more favorable products or pricing terms, limitations on or our inability to retain and grow our ad and customer base, and limitations on or our inability to enhance our products. In addition, you should read the risk factors detailed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

The statements presented in this press release speak only as of the date of the release. Please note that except as required by applicable law we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

NOTE: "LookSmart" is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

SOURCE: LookSmart, Ltd.

LookSmart, Ltd.

Ted West, Chief Executive Officer and President

twest@looksmart.net

ICR, Inc.

Laura Foster

310-954-1100

laura.foster@icrinc.com